Exhibit 107

Calculation of Filing Fee Tables

Form S-4

(Form Type)

BlueRiver Acquisition Corp.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title(1)	Fee Calculation Rule	Amount Registered(1)(2)		Proposed Maximum Offering Price Per Share		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	Class A Common Stock	457(c), 457(f)(1)	9,860,428	(3)	$10.563	(6)	$104,155,701	$0.0001476	$15,374

Equity	Warrants	457(c), 457(f)(1), 457(i)	9,850,000	(4)	—	(7)	—	—	—

Equity	Class A Common Stock underlying Warrants	457(c), 457(f)(1), 457(i)	9,850,000	(4)(5)	$11.55	(7)	$113,767,500	$0.0001476	$16,793
	Total Offering Amounts						$217,923,201		$32,167
	Total Fees Previously Paid								32,167
	Net Fee Due								$—

(1)	All securities being registered will be issued by BlueRiver Acquisition Corp., a Cayman Islands exempted company (“BlueRiver”), following its domestication (the “Domestication”) as a Delaware corporation. In connection with the Domestication, (a) BlueRiver will change its name to as to be determined by the parties to the business combination described in this registration statement and the accompanying proxy statement/ prospectus (“Surviving Pubco”), (b) each issued and outstanding Class A ordinary share, par value $0.0001 per share (the “BlueRiver Class A ordinary shares”), and each issued and outstanding Class B ordinary share, par value $0.0001 per share, of BlueRiver (the “BlueRiver Class B ordinary shares”) will be converted into one share of Class A common stock, par value $0.0001 per share, of Surviving Pubco (the “Surviving Pubco Class A Common Stock”) and (c) each issued and outstanding whole warrant to purchase BlueRiver Class A ordinary shares will automatically represent the right to purchase one share of Surviving PubCo Class A Common Stock at an exercise price of $11.50 per share on the terms and conditions set forth in the BlueRiver warrant agreement (the “Warrant Agreement”). In connection with the business combination described in this registration statement and the accompanying proxy statement/prospectus, promptly following the Domestication, the holders of all of the interests in Spinal Stabilization Technologies, LLC (the “SST”), will retain non-voting economic Class A Common Units of SST and receive non-economic voting shares of Class V common stock, par value $0.0001 per share, of Surviving Pubco.

(2)	Pursuant to Rule 416(a), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share subdivisions, share dividends or similar transactions.

(3)	Represents shares of Surviving Pubco Class A Common Stock outstanding following the Domestication in respect of (i) 1,872,928 BlueRiver Class A ordinary shares underlying units issued in BlueRiver’s initial public offering, (ii) 800,000 BlueRiver Class A ordinary shares underlying private placement units issued in connection with BlueRiver’s initial public offering and (ii) 7,187,500 BlueRiver Class B ordinary shares, in each case as described in the registration statement and the accompanying proxy statement/prospectus.

(4)	Represents 9,583,333 BlueRiver Public Warrants and 266,667 BlueRiver private warrants (collectively, the “Warrants”) that may be outstanding following the Domestication and Business Combination and the corresponding offer in connection with the Business Combination of 9,850,000 shares of Surviving Pubco Class A Common Stock underlying such warrants described in footnote (1) above.

(5)	Includes shares of Surviving Pubco Class A Common Stock underlying the Warrants that may be issued in the Business Combination if the Warrant holders adopt the Warrant Amendment to the Warrant Agreement described in the Registration Statement.

(6)	Estimated solely for purposes of calculating the registration fee in accordance with Rules 457(c) and 457(f)(1) under the Securities Act, based on the average of the high and low prices of BlueRiver Class A ordinary shares reported on the NYSE American on September 29, 2023 (such date being within five business days of the date that this registration statement was first filed with the SEC).

(7)	Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c), 457(f)(1) and 457(i) of the Securities Act, based on the sum of (i) the average high and low prices of the BlueRiver Public Warrants on NYSE American on October 3, 2023 (such date being within five business days of the date that this registration statement was first filed with the SEC) and (ii) the $11.50 exercise price of the Warrants. Consistent with the response to Question 240.06 of the Securities Act Rules Compliance and Disclosure Interpretations, the registration fee with respect to the Warrants has been allocated to the Surviving Pubco Class A Common Stock issuable upon exercise of the Warrants and included in the registration fee paid in respect of such shares of Surviving Pubco Class A Common Stock.